Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Organovo Holdings, Inc. (the “Company”) for the period ended September 30, 2023, as filed with the Securities and Exchange Commission (the “Report”), I, Keith Murphy, Executive Chairman and I, Thomas Hess, Chief Financial Officer of the Company hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

•
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
•
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2023

/s/ Keith Murphy
Keith Murphy
Executive Chairman (Principal Executive Officer)

/s/ Thomas Hess
Thomas Hess
Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Organovo Holdings, Inc. and will be retained by Organovo Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Organovo Holdings, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.